SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.         )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

APPLIED IMAGING CORP.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Notes:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 26, 2004

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Applied Imaging Corp., a Delaware corporation (the “Company”), will be held on Wednesday, May 26, 2004 at 8:30 a.m., local time at 120 Baytech Drive, San Jose, California 95134, for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect two Class II directors of the Company to serve for terms of three years expiring upon the 2007 Annual Meeting of Stockholders or until their successors are elected.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2004.

3.	To approve an amendment of the Company’s 1998 Incentive Stock Plan to increase the number of shares of common stock available for issuance thereunder by 950,000.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on May 3, 2004, the record date, are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to authorize your proxy vote by: (1) accessing the internet web site, (2) calling the toll free number, or (3) marking, signing, dating and returning the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

FOR THE BOARD OF DIRECTORS

Carl Hull

Chief Executive Officer

Santa Clara, California

April 29, 2004

APPLIED IMAGING CORP.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Applied Imaging Corp., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 26, 2004 at 8:30 a.m., local time, or at any adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at our new executive offices at 120 Baytech Drive, San Jose, California 95134. The telephone number for the meeting location is (408) 562-0250.

This proxy statement and accompanying proxy card will be mailed on or about May 5, 2004, to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

Stockholders of record at the close of business on May 3, 2004 (the “Record Date”) are entitled to notice of and to vote at the meeting. The Company has one class of shares outstanding, designated Common Stock, $0.001 par value per share. As of April 16, 2004, 19,067,173 shares of the Company’s Common Stock were issued and outstanding and held of record by approximately 121 stockholders. No shares of the Company’s Preferred Stock were outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Inspector of Elections at the principal offices of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. The principal offices of the Company are: 2380 Walsh Avenue, Building B, Santa Clara, California 95051.

Voting and Solicitation

Each stockholder is entitled to one vote for each share held as of the record date. Stockholders will not be entitled to cumulate their votes in the election of directors.

The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) appointed for the meeting and will determine whether or not a quorum is present.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted “FOR”, “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a proposal has been approved.

Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the two Class II directors, for the confirmation of the appointment of the designated independent accountants, for the increase in shares available for issuance under the 1998 Incentive Stock Plan and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the items not marked.

Deadline for Receipt of Stockholder Proposals for 2005 Annual Meeting

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2005 Annual Meeting of Stockholders must be received by the Company no later than December 1, 2004 for consideration for possible inclusion in the proxy materials relating to that meeting. Stockholders who intend to submit a proposal or a nomination for director at the Company’s 2005 Annual Meeting without inclusion of such proposal or nomination in such proxy materials are required to provide advance notice to the Company no later than December 1, 2004.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, AND RETURN IT IN THE ENCLOSED ENVELOPE, OR AUTHORIZE THE PROXY VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN THE PROXY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE INSPECTOR OF ELECTIONS OF THE COMPANY A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE ANNUAL MEETING.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of April 16, 2004, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for election, (iii) each executive officer named in the Summary Compensation Table under the heading “Executive Officer Compensation” and (iv) all directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Name and Address	Shares Beneficially Owned	Approximate Percent Owned (1)
Individuals and Entities Affiliated with Special Situations Funds (2) 153 East 53rd St., Suite 51 New York, NY 10002	2,334,094	11.9%

Individuals and Entities Affiliated with SF Capital Partners Ltd. (3) 3600 South Lake Drive St. Francis, WI 53235	2,040,000	10.5%

Individuals and Entities Affiliated with New Enterprise Associates (4) 2490 Sand Hill Road Menlo Park, CA 94025	1,563,430	8.2%
Jack Goldstein, Ph.D (6)	576,249	2.9%
Carl W. Hull (5) (6)	404,592	2.1%
G. Kirk Raab (6)	252,500	1.3%
Barry Hotchkies (6)	174,296	*
John F. Blakemore, Jr. (6)	137,762	*
Padraig O’Kelly (6)	163,499	*
Diane Day (6)	125,419	*
Andre F. Marion (6)	67,202	*
Pablo Valenzuela (6)	52,500	*

All executive officers and directors as a group (10 persons) (5) (6)	1,954,019	9.4%

*	Less than 1%.

(1)	Applicable percentage ownership is calculated by dividing (a) that stockholder’s beneficial ownership by (b) 19,067,173 shares of Common Stock outstanding as of April 16, 2004 together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

(2)	Consists of 782,987 shares and warrants to purchase 268,600 shares held by Special Situations Fund III, L.P., 681,032 shares and warrants to purchase 211,500 shares held by Special Situations Private Equity Fund, L.P. and 298,575 shares and warrants to purchase 91,400 shares held by Special Situations Cayman Fund, L.P.

(3)	Consists of 1,700,000 shares and warrants to purchase 340,000 shares.

(4)	Consists of 709,214 shares held by New Enterprise Associates V, Limited Partnership and 853,903 shares held by New Enterprise Associates VII, Limited Partnership, 289 shares held by Peter J. Barris and 24 shares held by C. Richard Kramlich. Messrs. Barris and Kramlich are general partners of New Enterprise Associates V, Limited Partnership and New Enterprise Associates VII, L.P., and disclaim beneficial ownership of the shares held by such entities except to the extent of their proportionate ownership interest therein.

(5)	Includes 3,000 shares held in trust for the benefit of one of Mr. Hull’s children for which Mr. Hull is the trustee.

(6)	Includes shares issuable upon exercise of options exercisable within 60 days of April 16, 2004 as follows: Mr. Goldstein, 563,749 shares; Mr. Hull, 388,437 shares; Mr. Raab, 240,000 shares; Mr. Hotchkies, 136,153 shares; Mr. Blakemore, 57,500 shares; Mr. O’Kelly, 162,457 shares; Ms. Day, 57,708; Mr. Marion, 62,500 shares; Mr. Valenzuela, 52,500 shares; all directors and executive officers as a group, 1,721,004 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, officers and beneficial owners of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2003, its officers, directors and holders of more than 10% of the Company’s Common Stock complied with all Section 16(a) filing requirements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

Pursuant to the Company’s Restated Certificate of Incorporation, the Company’s Board of Directors is authorized to comprise eight persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class I, two directors in Class II, and two directors in Class III. There are two unfilled director positions, one in Class I and one in Class II. The Company has no immediate plans to fill these positions. Two Class II directors are to be elected at the Annual Meeting. The Class III and Class I directors will be elected at the Company’s 2005 and 2006 Annual Meetings of Stockholders, respectively. Each of the two Class II directors elected at the Annual Meeting will hold office until the 2007 Annual Meeting of Stockholders, or until their early resignation or removal.

In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

The names of the two Class II nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class I and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

Name	Age	Principal Occupation	Director Since
Nominees for Class II Directors
John F. Blakemore, Jr. (1) (2)	64	Consultant. Director of General Lasertronics Corp.	1987
G. Kirk Raab (2)	68	Chairman. Chairman of the Board of Connetics, Inc.	1996

Continuing Class I Directors
Jack Goldstein, Ph. D	56	President, Chiron Corporation’s Blood Testing division	1997
Carl W. Hull	46	Chief Executive Officer.	2000

Continuing Class III Directors
Andre F. Marion (1)	65	Consultant. Director of Cygnus Corporation, Molecular Devices Corp. and Aclara Biosciences Corp.	1995
Pablo Valenzuela, Ph.D. (1) (2)	61	President, Bios Chile.	1999

(1)	Member of Audit Committee, and Nominating and Corporate Governance Committee.

(2)	Member of Compensation Committee.

There are no family relationships among any directors or executive officers of the Company.

Directors to be Elected at the Annual Meeting

John F. Blakemore, Jr. has been a director of the Company since December 1987 and has 30 years of general and financial management experience. Since 1987 he has been an independent investor and consultant. Mr. Blakemore was also a director, Vice President and CFO of Pro-Log Corp., an industrial computer company. He is currently a director of General Lasertronics Corp. and a founder and President of Compumotor Corp. Mr. Blakemore holds a B.S. in Mechanical Engineering and an M.B.A. from Stanford University.

G. Kirk Raab has been a director of the Company since 1996 and was elected Chairman of the Board in November, 2002. From 1985 to January 1990, Mr. Raab served as President, Chief Operating Officer and a Director of Genentech, Inc., and from January 1990 to July 1995, he served as Genentech’s President, Chief Executive Officer and a Director. Prior to joining Genentech, Inc. in 1985, Mr. Raab was President, Chief Operating Officer, and a Director of Abbott Laboratories, and before that, held executive positions with Beecham Group, A.H. Robins and Pfizer, Inc. He is also Chairman of Medgenics, Inc. in Israel, Chairman of Connetics Corporation, Inc. in Palo Alto, California and a Director of various private companies. Mr. Raab is a Trustee Emeritus of Colgate University, an honorary fellow of Exeter College, and a member of the Chancellor’s Court of Oxford University, England. He holds an A.B. degree from Colgate University.

Directors Whose Terms Extend Beyond the Annual Meeting

Jack Goldstein, Ph.D. has been a director of the Company since May 1997. He is President of Chiron Corporation’s Blood Testing division, Vice President of Chiron and also serves as a member of Chiron’s executive committee. Prior to joining Chiron, he was CEO of the Company from April 1997 through January 2001 and Chairman of the Board from April 1999 through November 2002. From 1986 to 1997, Dr. Goldstein worked for Johnson & Johnson in various executive management positions including President of Ortho Diagnostic Systems and Executive Vice President of Professional Diagnostics at Johnson & Johnson World Headquarters. Prior to his employment at Johnson & Johnson, Dr. Goldstein served in management positions at Baxter Healthcare Corporation and American Home Products Corporation. Dr. Goldstein holds a B.A. degree in Biology from Rider University, an M.S. in Immunology and a Ph.D. in Microbiology from St. John’s University.

Carl W. Hull joined the Company as Vice President of Worldwide Marketing in August 1997. In January 1999 he also became Vice President of Sales. In September 1999, Mr. Hull was appointed President and Chief Operating Officer. In May 2000, Mr. Hull was elected Director of the Company and in January 2001 he was appointed President and Chief Executive Officer. In November 2003, Mr. Hull relinquished the title of President. Prior to joining the Company, Mr. Hull served as Vice President of Marketing and Business Development for Ventana Medical Systems from May 1996 to June 1997. From 1982 to 1996, he served in various marketing and sales management positions at Abbott Laboratories. Mr. Hull received his M.B.A. from the University of Chicago and a B.A. in Political Science and International Relations at The Johns Hopkins University.

Andre F. Marion has been a director of the Company since November 1995. Mr. Marion was a founder of Applied Biosystems, Inc., a supplier of instruments for biotechnology research, and served as its Chief Executive Officer from 1986 to 1993, and its Chairman of the Board from 1987 to February 1993, when it merged with the Perkin Elmer Corporation, a manufacturer of analytical instruments. Mr. Marion served as Vice President of Perkin Elmer and President of its Applied Biosystems Division until his retirement in February 1995. Mr. Marion holds a degree in engineering from the French Ecole Nationale Superieure d’Ingenieurs Arts et Metiers in both Mechanical and Electronic Engineering. Mr. Marion is an independent consultant and also a director of Cygnus Corporation, Molecular Devices Corp. and Aclara Biosciences Corp.

Pablo Valenzuela Ph.D. has been a director of the Company since April 1999. Dr. Valenzuela, has over 20 years of experience in the biotechnology industry, and is currently President and founder of Bios Chile. Dr. Valenzuela was a co-founder of Chiron Corporation and served as Chiron’s Senior Vice President, Biological Research and Development until his retirement in 2000. Dr. Valenzuela holds a Ph.D. from Northwestern University.

Required Vote

The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class II directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

Board of Directors Meetings and Committees

The Board of Directors held four regular meetings during the year ended December 31, 2003. Our incumbent director Pablo Valenzuela attended fewer than 75% of the Board meetings held during the year ended December 31, 2003. No other incumbent director attended fewer than 75% of the Board or committee meetings held during the year ended December 31, 2003

The Board of Directors has an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee that was formed in April, 2004. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

The Audit Committee consists of directors Blakemore, Marion, and Valenzuela, all of whom are independent under the listing standards of the NASDAQ Stock Market. The Audit Committee reviews the internal accounting procedures of the Company, and reviews with management and the Company’s independent accountants the Company’s audited financial statements and quarterly reports that are filed with the SEC. The Committee is also responsible for evaluating the performance and fees of the Company’s independent accountants and recommending to the Board the appointment of the Company’s independent accountants. The Audit Committee does not have a member who meets the requirements of financial expert as defined by the Securities and Exchange Commission. The Board of Directors believes that the requisite skills are available in the Audit Committee, or in the outside world on a contract basis, to fulfill the obligations of the Committee. The Audit Committee held eight meetings in 2003.

The Compensation Committee consists of directors Blakemore, Raab and Valenzuela. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all executive officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Compensation Committee held three meetings during 2003.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of directors Blakemore, Marion, and Valenzuela, all of whom are independent under the listing standards of the NASDAQ Stock Market. The Nominating Committee assists the Board in identifying qualified individuals to become directors, determines the composition of the Board and its committees, monitors the process to assess Board effectiveness and helps develop and implement our corporate governance guidelines. The Nominating Committee was formed in April 2004 and, consequently, held no meetings during 2003.

The consideration of any candidate for director will be based on the Nominating Committee’s assessment of the individual’s background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board at that time. The Committee does not assign any particular weighting or priority to any particular factor it may consider. Candidates for director may be identified by management, other directors or by advisors to the Company. The Nominating Committee may employ an executive search firm to assist it in future searches for potential board candidates.

The Audit, Compensation and Nominating Committees operate under written charters adopted by the Board. The Audit and Nominating Committee charters are available on the Company’s website at http://www.aicorp.com.

Code of Business Ethics

The Company has a long-standing Code of Business Ethics (the “Code”) that applies to all employees and officers. In 2004, the Code was extended to apply to Directors. In addition, the Chief Executive Officer, Chief Financial Officer and all members of Applied Imaging’s Finance Department are bound by the Company’s Financial Code of Ethics as well as the Code. A copy of the Code was filed with the Company’s Annual Report on Form 10-K and is available on the Company’s website at http://www.aicorp.com.

Communications With Directors

Stockholders may communicate concerns to any director, committee member or the Board by writing to our Corporate Secretary at our offices at 2380 Walsh Avenue, Building B, Santa Clara, California 95051 with a request to forward the same to the intended recipient. In general, all stockholder communication delivered to our Corporate Secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the stockholder’s instructions. However, the Corporate Secretary reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

Compensation of Directors

Messrs. Blakemore, Marion and Valenzuela receive $1,200 per regular meeting attended, and all directors receive reimbursement of travel expenses from the Company for their service as members of the Board of Directors. Mr. Raab receives $50,000 per year for his services as Chairman of the Board. Committee members receive $500 for attendance at committee meetings, unless the committee meets on the same day as a Board of Directors meeting. Each director who is not also an employee or consultant of the Company (an “Outside Director”) receives an option to purchase 25,000 shares upon joining the Board of Directors and subsequent annual options to purchase 10,000 shares. Options are expected to be granted either under the Director Plan (up to the original 10,000 share limits) and/or under the Company’s 1998 Incentive Stock Plan (the “1998 Option Plan”). It is expected that, when there are no shares available in the Director Plan, grants will then be made under the 1998 Option Plan. In addition, directors who are consultants to the Company will continue to receive option grants as directors under the 1998 Option Plan. It is expected that, consistent with past grants to Outside Directors, each option granted will become exercisable ratably over a four-year period. The term of such options has been and is expected to be ten years from the date of grant, provided that such options shall terminate three months following the termination of the optionee’s status as a director (or twelve months if the termination is due to death or disability.) The exercise price of all options granted has been and is expected to be equal to the fair market value of the Company’s Common Stock on the date of the grant, as determined in accordance with the applicable option plan.

The Director Plan provides for the automatic grant of non-statutory options to Outside Directors on an annual basis in order to motivate them to continue to serve as directors. A total of 120,000 shares of the Company’s Common Stock were authorized for issuance during the current 10-year term of the Director Plan, which expired in February 2004. As of April 16, 2004, there were 110,000 shares reserved for issuance under the Director Plan and a total of 110,000 options have been granted.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES SET FORTH HEREIN.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected PricewaterhouseCoopers LLP (“PwC”), independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2004, and recommends that stockholders vote “FOR” ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider whether or not to retain PwC.

Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

PROPOSAL NO. 3

AMENDMENT OF THE COMPANY’S 1998 INCENTIVE STOCK

PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK

AVAILABLE FOR ISSUANCE THEREUNDER BY 950,000.

The Company’s Board of Directors and stockholders have previously adopted and approved the 1998 Incentive Stock Plan (the “1998 Option Plan”). A total of 2,850,000 shares of Common Stock were authorized for issuance under the 1998 Option Plan and 166,038 shares are available for future grant as of April 16, 2004. In February 2004, the Board of Directors authorized an amendment to the 1998 Option Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 950,000 shares, bringing the total number of shares authorized for issuance under the 1998 Option Plan to 3,800,000.

At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment of the 1998 Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder.

The Board of Directors believe that the amendment is necessary to enable the Company to, among other things, continue its policy of employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments.

Summary of the 1998 Option Plan

General.    The 1998 Option Plan was adopted by the Board of Directors in February 1998 subject to stockholders approval at the Annual Meeting of Stockholders in May 1998. The 1998 Option Plan authorizes the Board of Directors (the “Board”), or one or more committees that the Board may appoint from among its members, to grant options to purchase Common Stock. Options granted under the 1998 Option Plan may be either “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options, as determined by the Board or a Board Committee.

Purpose.    The general purpose of the 1998 Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of the Company’s business.

Administration.    The 1998 Option Plan may be administered by the Board or a Board Committee (together, the “Administrator”). Subject to the other provisions of the 1998 Option Plan, the Administrator has the authority: (I) to determine the fair market value of the Company’s Common Stock; (ii) to select the consultants and employees to whom Options and stock purchase rights may be granted under the 1998 Option Plan; (iii) to determine the number of shares of Common Stock to be covered by each option and stock purchase right granted under the 1998 Option Plan; (iv) to approve forms of agreement for use under the Option Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the 1998 Option Plan, of any option or stock purchase right granted under the 1998 Option Plan, including the exercise price, the time or times when options or stock purchase rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or stock purchase right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (vi) to reduce the exercise price of any option or stock purchase right to the then current fair market value if the fair market value of the Common Stock covered by such option or stock purchase right shall have declined since the date the option or stock purchase right was granted; (vii) to institute an option exchange program; (viii) to construe and interpret the terms of the Option Plan and awards granted pursuant to the 1998 Option Plan; (ix) to prescribe, amend and rescind rules and regulations relating to the 1998 Option Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (x) to modify or amend each Option or stock purchase right (subject to Section 15(c) of the 1998 Option Plan); (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or stock purchase right previously granted by the Administrator; (xii) to institute an option exchange program; and (xiii) to make all other determinations deemed necessary or advisable for administering the Option Plan.

Eligibility.    The 1998 Option Plan provides that options and rights may be granted to the Company’s employees and independent contractors. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a “10% Stockholder”) is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

Terms and Conditions of Options.    Each option granted under the 1998 Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

(a)  Exercise Price.    The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, the fair market value shall be the closing sale price for such stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the mean of the high bid and high ask prices on the last market trading day prior to the date the option is granted.

(b)  Form of Consideration.    The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, consideration received by the Company under a formal cashless exercise program adopted by the Company, a reduction in the amount of any Company liability to the Optionee, or by a combination thereof.

(c)  Exercise of the Option.    Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Option Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant. Generally, all options granted under the 1998 Option Plan vest 25% annually, starting one year from the date of grant.

(d)  Termination of Employment.    If an optionee’s employment or consulting relationship terminates for any reason (other than death or permanent disability), then all options held by such optionee under the 1998 Option Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed ninety days after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment or consulting relationship.

(e)  Permanent Disability.    If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the 1998 Option Plan shall expire upon the earlier of (i) 12 months after the date of termination of the optionee’s employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

(f)  Death.    If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (i) 12 months after the optionee’s death or (ii) the expiration date of the option. The executors or other legal representative of the optionee may exercise all or part of the optionee’s option at any time before such expiration to the extent that such option was exercisable at the time of death.

(g)  Termination of Options.    Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed 10 years from the date of grant. No options may be exercised by any person after the expiration of its term.

(h)  Nontransferability of Options.    Unless determined otherwise by the Administrator, during an optionee’s lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

(i)  Value Limitation.    If the aggregate fair market value of all shares of Common Stock subject to an optionee’s incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

(j)  Other Provisions.    The stock option agreement may contain such terms, provisions and conditions not inconsistent with the 1998 Option Plan as may be determined by the Board or Committee.

Adjustment Upon Changes in Capitalization, Corporate Transactions.    In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 1998 Option Plan, the number and class of shares of stock subject to any option or right outstanding under the 1998 Option Plan, and the exercise price of any such outstanding option or right. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option and right shall be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, then the exercisability of all outstanding options and rights shall be automatically accelerated.

Amendment, Suspensions and Termination of the 1998 Option Plan.    The Board may amend, suspend or terminate the Option Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or Section 422 of the Code, or any similar rule or statute. In any event, the Option Plan will terminate automatically in the year 2008.

Federal Tax Information.    Options granted under the 1998 Option Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock purchase rights are taxed in substantially the same manner as nonstatutory options.

The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1998 Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Required Vote

Approval of Proposal No. 4 requires the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock present and voting at the Annual Meeting.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDMENT OF THE 1998 OPTION PLAN.

EXECUTIVE OFFICERS

The executive officers of the Company, who are appointed by the board of directors, are as follows:

Name	Age	Position
Carl W. Hull	46	Chief Executive Officer. Director.
Robin Stracey	45	President and Chief Operating Officer
Diane C. Day	50	Vice President – Regulatory Affairs and Quality Systems
Barry Hotchkies	58	Executive Vice President and Chief Financial Officer
Padraig O’Kelly	45	Vice President – Operations

For a biographical summary of Carl W. Hull, see Election of Directors—Directors Whose Terms Extend Beyond the Annual Meeting.

Robin Stracey joined the Company in November, 2003 as President and Chief Operating Officer. Mr. Stracey has over 20 years of diagnostic and life sciences experience, and an extensive international operating background. Prior to joining Applied Imaging, Mr. Stracey was the Vice President and General Manager of the Chromatography and Mass Spectrometry business unit of Thermo Electron Corporation, where he was responsible for all aspects of a business unit providing sophisticated capital equipment and consumables to drug discovery, clinical and life sciences customers worldwide. Mr. Stracey was also previously a Corporate Vice President of Dade Behring and the General Manager of Syva Inc., a leading supplier of specialized diagnostic reagents. Mr. Stracey has a BSc degree with honors in life sciences from the University of Nottingham in the United Kingdom. He is a graduate of the Executive Program at the Stanford University Graduate School of Business.

Diane C. Day joined the Company in May 2000 as Vice President, Regulatory Affairs and Quality Systems. Ms. Day has over 15 years experience in regulatory affairs, clinical trials, and quality systems. Most recently, she was Vice President of Regulatory Affairs and Quality for Abaxis, Inc., a medical products company manufacturing point-of-care blood analysis systems. Prior to that, Ms. Day held a number of regulatory, clinical, and quality management positions with Chiron Corporation and Ciba Corning Diagnostics from July 1990 to July 1997. Ms. Day holds a Bachelor in Biological Sciences from San Francisco University and an M.B.A. from Notre Dame.

Barry Hotchkies joined the Company in April 2000 as Vice President, Finance and Chief Financial Officer with responsibility for finance and administration. Mr. Hotchkies has over 30 years of experience in financial management. Prior to joining Applied Imaging, he was a private consultant from August 1999 to April 2000. Mr. Hotchkies was CFO of the Lawrence Berkeley National Laboratory from June 1997 to July 1999 and CFO of the Corporate Technical Group of WR Grace & Co. from 1989 to 1997. He was CFO of Jacques Borel Enterprises, Inc. from 1987 to 1989 and served in senior financial positions of divisions of WR Grace & Co. from 1973 to 1987. Mr. Hotchkies holds a B.S. degree from the University of Glasgow, Scotland and an M.B.A. degree from Dartmouth College.

Padraig S. O’Kelly joined the Company in June 1992 as Engineering Director and was responsible for the introduction of the Company’s CytoVision® product family. He was promoted to Vice President, Operations for the Company in October 1999 with responsibility for all instrumentation product development and manufacturing operations. From 1982 to 1992, he held a number of management and senior engineering positions in Marconi Simulation, part of the General Electric Company, a manufacturer of simulation and training systems for military and commercial applications. Prior to that, he worked at Ferranti Ltd., designing control software for inertial navigation systems. Mr. O’Kelly holds a BSc in mathematics from Imperial College, London.

EXECUTIVE COMPENSATION

Executive Officer Compensation

Summary Compensation Table.    The following table sets forth information for the years ended December 31, 2003, 2002 and 2001 regarding the compensation of the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 in 2003 (the “Named Executive Officers”).

Summary Compensation Table

Long-Term Compensation Awards
		Annual Compensation		Other Annual Compensation ($)	Securities Underlying Options	All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)
Carl W. Hull Chief Executive Officer	2003 2002 2001	250,000 180,000 213,750	— 50,000 —	— — —	80,000 125,000 150,000	2,887 31,605 17,275	(1) (1) (1)

Barry Hotchkies Executive Vice President	2003 2002 2001	190,050 164,000 164,000	— 18,000 —	— — —	40,000 50,000 85,000	6,517 5,797 5,769	(2) (2) (2)

Diane C. Day Vice President	2003 2002 2001	140,000 130,000 130,000	— 18,000 —	— — —	40,000 50,000 20,000	4,581 2,799 2,610	(3) (3) (3)

Padraig S. O’Kelly Vice President	2003 2002 2001	136,700 114,380 119,426	— 17,458 —	— — —	55,000 61,000 30,000	19,295 17,631 16,870	(4) (4) (4)

(1)	For 2003 consists of $1,688 contributed to the Company’s retirement plan and $1,199 in insurance premiums paid by the Company; for 2002, consists of $23,834 forgiveness of a relocation loan, $6,900 contributed to the Company’s retirement plan and $871 in insurance premiums paid by the Company; and, for 2001, consists of $10,000 forgiveness of a relocation loan, $6,404 contributed to the Company’s retirement plan and $871 in insurance premiums paid by the Company.

(2)	For 2003, consists of $5,701 contributed to the Company’s retirement plan and $816 in insurance premiums paid by the Company; for 2002, consists of $4,931 contributed to the Company’s retirement plan and $866 in insurance premiums paid by the Company; and, for 2001, consists of $4,907 contributed to the Company’s retirement plan and $862 in insurance premiums paid by the Company.

(3)	For 2003, consists of $3,850 contributed to the Company’s retirement plan and $731 in insurance premiums paid by the Company; for 2002, consists of $2,113 contributed to the Company’s retirement plan and $686 in insurance premiums paid by the Company; and, for 2001, consists of $1,926 contributed to the Company’s retirement plan and $684 in insurance premiums paid by the Company.

(4)	For 2003, consists of $7,766 contributed to a private pension scheme and $11,529 car allowance paid by the Company; for 2002 consists of $7,096 contributed to a private pension scheme and $10,535 car allowance paid by the Company; and, for 2001 consists of $6,790 contributed to a private pension scheme and $10,080 car allowance paid by the Company.

Option Grants in Last Fiscal Year.    The following table sets forth each grant of stock options made during the fiscal year ended December 31, 2003 to each of the Named Executive Officers:

Option Grants in Fiscal 2003

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted during Fiscal 2003(2)	Exercise Price ($/Sh)(3)	Expiration Date
Name					5%($)	10%($)
Carl W. Hull	80,000	11%	$0.87	02/24/2013	$43,771	$110,924
Barry Hotchkies	40,000	6%	0.87	02/24/2013	21,886	55,462
Diane C. Day	40,000	6%	0.87	02/24/2013	21,886	55,462
Padraig S. O’Kelly	55,000	8%	0.87	02/24/2013	30,093	76,261

(1)	Options were granted under the 1998 Plan and generally vest over four years from the date of commencement of employment.

(2)	Based on an aggregate of 708,500 options granted by the Company in the year ended December 31, 2003 to employees of and consultants to the Company, including the Named Executive Officers.

(3)	The exercise price per share of each option was equal to the closing price of the Common Stock at close of market on the last trading day before the date of grant as determined by the Board of Directors.

(4)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company’s Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The assumed rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock prices. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and the option holders’ continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values.    No stock option exercises occurred during the year ended December 31, 2003 by the Named Executive Officers.

Equity Compensation Plan Information

The following table sets forth the information with respect to equity compensation plans at December 31, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,113,756	$2.29	375,036	(1)
Equity compensation plans not approved by security holders	200,000	1.41	—

Total	3,313,756	$2.24	375,036	(1)

1	This number includes 205,560 shares that were available for issuance under the Employee Stock Purchase Plan, 166,038 shares that were available for issuance under the 1998 Incentive Stock Option Plan and 3,438 shares that were available for issuance under the 1994 Director Option Plan, in each case as of December 31, 2003.

Employment Agreements, Termination of Employment and Change in Control Arrangements

Each of the executive officers of the Company listed on page 14 has entered into an Employment Agreement that provides for severance benefits in the event of involuntary termination. In the case of involuntary termination following a change of control of the Company the severance benefits include full vesting of all outstanding stock options and the payment of salary and health coverage for a period of time following such termination. All executive officers are employed “at-will” and their employment may be terminated at any time by either the Company or the employee.

In October 2001, the Company entered into an employment agreement with Carl Hull. Under the terms of this agreement, Mr. Hull serves as Chief Executive Officer of the Company at a current annual salary of $250,000 and an annual bonus of up to 35% of annual salary. He is also eligible for all benefits provided by the Company to its employees. In addition, the Company agreed to: (i) a severance payment equal to twelve times Mr. Hull’s then existing monthly salary in the event his employment is terminated by the Company; and, (ii) accelerated vesting of Mr. Hull’s stock options in the event of a change in control of the Company.

In October 2001, as amended February 2002, the Company established The Applied Imaging Corp. Retention Incentive Program to provide retention incentives to officers and outside directors in the event of a change in control of the Company, and approval by the Board of Directors of any such incentive payment. Outside directors will be entitled to receive $50,000 and officers will be entitled to receive 50% of their annual salary.

Board Compensation Committee Report on Executive Compensation

The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors (the “Committee”), comprising three outside directors, is responsible for the administration of the Company’s compensation programs. These include establishing base salary for executive officers and both annual and long-term incentive compensation programs for all employees. The Company’s compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company’s performance and stockholder return.

Compensation Philosophy:    The Company’s overall executive compensation philosophy is based on a series of guiding principles derived from the Company’s values, business strategy, and management requirements. These principles are summarized as follows:

•	Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

•	Motivate executives to achieve optimum performance for the Company;

•	Align the financial interests of executives and stockholders through equity-based plans;

•	Provide a total compensation program that recognizes individual contributions as well as overall business results.

Compensation Program:    The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Company’s stock option plans. There are three major components to the Company’s executive compensation: base salary, incentive bonuses and long-term incentives in the form of stock options.

1. Base Salary.    In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology, and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

2. Incentive Bonuses.    The incentive bonus program provides a variable compensation opportunity for the executive officers. A pay out, if any, is based on a combination of corporate financial performance and individual officer performance relative to achievement of pre-established specified strategic objectives (e.g., new product development milestones, marketing/sales results, productivity enhancements and regulatory applications and approvals). No such bonuses were paid out in 2003, based on the Company’s performance.

3. Long-Term Incentives.    The long-term performance-based compensation of executive officers takes the form of stock option awards under the Company’s stock option plans. The Committee believes that the equity-based compensation ensures that the Company’s executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to or in excess of the fair market value of the Company’s Common Stock on the date of grant. Options granted prior to December 10, 1998 become exercisable at the rate of 25% of the shares at the end of each year following the date of vesting commencement such that, subject to the employee’s or independent contractor’s continuous relationship with the Company. The option is fully exercisable four years from the date of the grant. Options granted after December 10, 1998 become exercisable at the rate of 25% of the shares at the end of the first year and then at the rate of  1/48 per month. Options granted as bonuses generally vest over two years, 50% after the first year monthly the following year. Options granted are subject to the employee’s or independent contractor’s continuous relationship with the Company. The option is fully exercisable four or two years, respectively, from the date of the grant. The Company has not issued any stock appreciation rights (SARs), stock purchase rights, long-term performance awards in stock to any Named Executive Officer or any other person under the Company’s stock option plans.

2003 Compensation for the Chief Executive Officer

In determining the salary of Carl Hull for 2003, the Committee considered competitive compensation data for the presidents and chief executive officers of similar companies within the medical device and biotechnology industry, taking into consideration Mr. Hull’s experience and knowledge. Based on the Company’s plan for specified goals, the Committee determined that Mr. Hull’s salary should be $250,000 effective January 1, 2003 and a cash bonus could be earned of up to 35% of his base salary. No such bonus was paid in 2003, based on the Company’s performance.

Mr. Hull’s base salary at the end of 2003 was below the 50th percentile of the comparative market data. It is the policy of the Company to review executive base salaries in relation to comparable positions in comparable companies. The Committee believes that base salaries should remain competitive with those in the industry taking into account the total compensation package of base salary and incentives.

Section 162 (m) of the Internal Revenue Code Limitations on Executive Compensation

In 1993, Section 162(m) was added to the United Stated Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) may limit the Company’s ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company’s Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received compensation in excess of this limit during fiscal 1997. Grants under the 1998 Option Plan will not be subject to the deduction limitation if the stockholders approve the 1998 Option Plan, including the option grant limitations described below.

Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company’s ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 1998 Option Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 500,000 shares of Common Stock.

The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Respectfully submitted,

John F. Blakemore, Jr.

G. Kirk Raab

Pablo Valenzuela

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are currently no employee directors serving on the Compensation Committee. No member of our compensation committee nor any executive officer has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the Company’s Board of Directors (the “Audit Committee”) consists of three non-employee directors, Blakemore, Marion and Valenzuela, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter, as amended in October, 2002, is available on the Company’s website of http://www.aicorp.com. Among its other functions, the Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent accountants.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

The Company’s independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the independent accountants that firm’s independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

Based on the Audit Committee’s discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

Respectfully submitted,

John F. Blakemore, Jr., Chairman

Andre F. Marion

Pablo Valenzuela Ph.D.

AUDIT FEES

The following table summarizes fees billed to the Company by PricewaterhouseCoopers LLP (“PwC”) for professional services for the years ended December 31, 2002 and 2003 (in thousands):

	2002	2003
Audit Fees	$140	$206
Audit Related Fees	2	2
Tax Fees	34	49
All Other Fees	—	—

Total Fees	$176	$257

Audit Fees.    These fees were for the audit of the financial statements included in the Company’s annual report on Form 10-K, review of interim financial statements included in Form 10-Q and for services that are normally provided by the independent auditors in connection with statutory and regulatory filings.

Audit Related Fees.    These fees were for professional services provided in connection with employee benefit plans.

Tax Fees.    These fees were for tax compliance and preparation, and tax advice in the United States and for international subsidiaries of the Company.

All Other Fees.    No such services were provided by PwC in 2003 or 2002.

STOCK PERFORMANCE GRAPH

The following graph compares the five-year cumulative total stockholder return on the Company’s Common Stock with the five-year cumulative total return of the Nasdaq Stock Market, U.S. Index, and the Nasdaq Medical Equipment Index for the period beginning on December 31, 1998 and ending on December 31, 2003.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

AMONG APPLIED IMAGING CORP.

NASDAQ STOCK MARKET (U.S. INDEX), AND,

NASDAQ MEDICAL EQUIPMENT INDEX

*	The graph assumes that $100 was invested on December 31, 1998 in the Company’s Common Stock, the Nasdaq Stock Market (U.S. Index), the Nasdaq Medical Equipment, and that all dividends were reinvested. No dividends have been declared or paid on the Company’s Common Stock. Stock performance shown in the above chart for the Common Stock is historical and should not be considered indicative of future price performance.

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Santa Clara, California

April 29, 2003

APPLIED IMAGING CORP.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 26, 2004

8:30 A.M. Local Time

120 Baytech Drive

San Jose, CA 95134

APPLIED IMAGING CORP. 2380 Walsh Ave. Santa Clara, CA 95051	proxy

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 26, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED “FOR” ITEMS 1, 2 AND 3.

By signing the proxy, you revoke all prior proxies and appoint Carl Hull, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on May 25, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/aicx/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 25, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Applied Imaging Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò  Please detach here  ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of Class II directors:	01 John F. Blakemore, Jr. 02 G. Kirk Raab	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the year ending December 31, 2004.		☐ For ☐ Against ☐ Abstain

3. To approve an amendment of the Company’s 1998 Incentive Stock Plan to increase the number of shares of common stock available for issuance thereunder by 950,000.		☐ For ☐ Against ☐ Abstain

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.